UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2026

FIRST NORTHWEST BANCORP
(Exact name of registrant as specified in its charter)

Washington	001-36741	46-1259100
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

105 West 8th Street, Port Angeles, Washington	98362
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (360) 457-0461

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, par value $0.01 per share	FNWB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of the Amended and Restated 2020 Equity Incentive Plan

On May 19, 2026, at the 2026 Annual Meeting of Shareholders (the “Annual Meeting”) of First Northwest Bancorp (the “Company”), shareholders approved Proposal 3: Approval of the First Northwest Bancorp Amended and Restated 2020 Equity Incentive Plan (the “Amended Plan”). As described in the Company’s definitive proxy statement for the Annual Meeting, the Board of Directors adopted the Amended Plan, on the Compensation Committee’s recommendation, subject to shareholder approval. The Amended Plan updates and restates the Company’s existing 2020 Equity Incentive Plan, which was originally approved by shareholders in May 2020.

Among other changes described in the proxy statement, the Amended Plan increases the number of shares available for issuance from 520,000 to 820,000, reflecting an increase of 300,000 shares. The Amended Plan also includes updates intended to modernize the existing plan and reflect current governance and market practices, including updates to certain definitions and administrative provisions, clarification of the plan term (the Amended Plan will terminate 10 years after its effective date, unless terminated earlier by the Board), additional flexibility regarding the treatment of outstanding awards in connection with a change in control, and an increase in the annual limit on total compensation payable to non‑employee directors from $150,000 to $175,000.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8‑K and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)	The 2026 Annual Meeting of the Company was held on May 19, 2026.

(b)
There were a total of 9,499,300 shares of the Company's common stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting 7,741,679.66 shares of common stock were represented in person or by proxy; therefore, a quorum was present.

The results of the vote for the proposals presented at the Annual Meeting were as follows:

Proposal 1. Election of Directors. Shareholders elected the following nominees to the Board of Directors for a one-year term.

	FOR		WITHHELD		BROKER NON-VOTES
	Number of Votes	Percentage of shares voted[1]	Number of Votes	Percentage of shares voted[1]	Number of Votes
Sherilyn G. Anderson	5,649,316.98	87.26%	825,073.68	12.74%	1,267,289.00
Johanna A. Bartee	5,880,204.66	90.82%	594,186.00	9.18%	1,267,289.00
Dana D. Behar	5,825,568.98	89.98%	648,821.68	10.02%	1,267,289.00
Sean P. Brennan	5,945,457.98	91.83%	528,932.68	8.17%	1,267,289.00
Diane C. Davis	5,653,338.98	87.32%	821,051.68	12.68%	1,267,289.00
Cindy H. Finnie	5,913,064.98	91.33%	561,325.68	8.67%	1,267,289.00
Gabriel S. Galanda	5,707,274.66	88.15%	767,116.00	11.85%	1,267,289.00
Curt T. Queyrouze	6,043,110.66	93.34%	431,280.00	6.66%	1,267,289.00
Lynn A. Terwoerds	5,916,894.98	91.39%	557,495.68	8.61%	1,267,289.00

Based on the voting results set forth above, all nominees were duly elected to serve as director for a one-year term expiring at the Company's 2027 annual meeting of shareholders, until their successors have been duly elected and qualified.

Proposal 2. Approval of the Amended and Restated Articles of Incorporation. The proposal to approve the Amended and Restated Articles of Incorporation of First Northwest Bancorp removing the supermajority provisions did not receive the required affirmative vote of at least 80% of the outstanding shares of the Company's common stock. The percentage of outstanding shares voted in favor of Proposal 2 was 67.37%. The vote was as follows:

	Number of Votes	Percentage of shares voted[1]
For	6,399,941.98	98.85%
Against	68,769.68	1.06%
Abstain	5,679.00	0.09%
Broker Non-Vote	1,267,289.00	N/A

Proposal 3. Approval of the Amended and Restated 2020 Equity Incentive Plan. Shareholders approved the Amended and Restated 2020 Equity Incentive Plan including the increase in the number of shares available for issuance under the plan. The vote was as follows:

	Number of Votes	Percentage of shares voted[1]
For	5,851,403.42	90.38%
Against	275,255.24	4.25%
Abstain	347,732.00	5.37%
Broker Non-Vote	1,267,289.00	N/A

Proposal 4. Advisory (Non-Binding) Vote on Compensation of Named Executive Officers. Shareholders approved, on an advisory (non-binding) basis, the compensation of the Company's named executive officers as follows.

	Number of Votes	Percentage of shares voted[1]
For	5,480,183.31	84.64%
Against	583,739.24	9.02%
Abstain	410,468.11	6.34%
Broker Non-Vote	1,267,289.00	N/A

Proposal 5. Ratification of the Appointment of Independent Registered Public Accounting Firm. Shareholders ratified the appointment of Baker Tilly US, LLP as the Company's independent registered public accounting firm for the year ending December 31, 2026, by the following vote:

	Number of Votes	Percentage of shares voted[1]
For	7,285,594.98	94.11%
Against	392,092.68	5.06%
Abstain	63,992.00	0.83%
Broker Non-Vote	0.00	N/A
________________________
[1]	Excludes Broker Non-Votes

Item 9.01 Financial Statements and Exhibits

(d) Exhibit. The following exhibit is furnished with this Form 8-K.

Exhibit No.	Description
10.1	Amended and Restated 2020 Equity Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NORTHWEST BANCORP

Date:	May 21, 2026	/s/ Curt T. Queyrouze
Curt T. Queyrouze
President and Chief Executive Officer